UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

NGM Biopharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38853	26-1679911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Oyster Point Boulevard South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 243-5555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of NGM Biopharmaceuticals, Inc. (the “Company”) approved various 2019 bonus arrangements for the Company’s named executive officers identified in the final prospectus the Company filed with the U.S. Securities and Exchange Commission on April 4, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as amended (File No. 333-227608) (the “NEOs”).  The Committee (i) approved an increase to the 2019 bonus award guideline (i.e., the percentage of base salary that can be achieved by meeting corporate goals at target level) to 25% of base salary for each NEO except Mr. Rieflin and (ii) after review of the Company’s 2019 corporate goals and achievements, approved actual bonus payments for 2019 for each NEO, as set forth in the table below:

Name	Title	Bonus Award for 2019
David J. Woodhouse, Ph.D.	Chief Executive Officer and Acting Chief Financial Officer	$125,000
William J. Rieflin	Executive Chairman	$50,000
Aetna Wun Trombley, Ph.D.	President and Chief Operating Officer	$110,000
Jin-Long Chen, Ph.D.	Chief Scientific Officer	$125,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGM Biopharmaceuticals, Inc.

Dated: February 13, 2020	By:	/s/ Valerie Pierce
Valerie Pierce
Senior Vice President and General Counsel